SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 1, 2005

Date of report (Date of earliest event reported).

THE FINOVA GROUP INC.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11011 (Commission File Number)	86-0695381 (I.R.S. Employer Identification No.)

4800 N. Scottsdale Road, Scottsdale Arizona (Address of Principal Executive Offices)	85251-7623 (Zip Code)

(480) 636-4800

(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

The FINOVA Group Inc. ("FINOVA") is filing this report to disclose a letter to its Shareholders and Note Holders, as well as to provide a notice of a motion regarding rights of shareholders to receive certain distributions of available cash, as discussed more fully below.

Item 7.01. Regulation FD Disclosure.

Through this release, FINOVA is publicly releasing the following letter to Shareholders and Note Holders, which letter will appear in FINOVA's 2004 Annual Report to Shareholders:

April 7, 2005

To Our Shareholders and Note Holders

We continued to make significant progress in the orderly collection and liquidation of our asset portfolio during 2004. We reduced the size of the portfolio by about 61%, resulting in total financial assets before reserves of just over $700 million at the end of 2004.

We collected about $1.3 billion of cash in 2004. We used that cash to reduce FINOVA's debt and pay our operating costs and interest expense. After FINOVA fully repaid the loan from Berkadia LLC in February 2004 (two and a half years before its scheduled maturity of August 2006), we began repaying a portion of our 7.5% Senior Secured Notes (our "Senior Notes"). As of the date of this letter, we have repaid 37% of the principal due under the Senior Notes, based on the amount outstanding at December 31, 2003. We have also announced an additional prepayment of 2% of that principal balance, to be paid effective May 15, 2005, which will bring us to 39%. Although we will not be able to repay the full amount due under the Senior Notes, we will continue to seek to maximize the value of our remaining assets for the benefit of our Note holders.

At year-end, FINOVA owed approximately $2.2 billion of principal to the Senior Note holders, but it only had $1.1 billion of total assets. We would have to liquidate our financial assets remaining at year-end at almost three times their carrying values to generate sufficient funds to fully repay the Senior Notes, even if there were no additional operating expenses.

Remaining Assets

As one of our largest shareholders once said of FINOVA, "We have been harvesting the flowers and watering the weeds." We now find few flowers left in our portfolio.

Our portfolio consists of three principal groups of assets -- transportation, real estate and all other portfolios. We successfully liquidated about $700 million of the real estate portfolio in 2004. The real estate portfolio comprised almost half of the portfolio at the end of 2003. By the end of 2004, it had a carrying value of about $156 million, comprising only 22% of the remaining portfolio.

The portfolio other than real estate and transportation consists mainly of the various loans, leases and investments generated by our other lines of business that for one reason or another have not been sold or collected. At year-end, this portfolio had a $256 million carrying value. This portfolio is generally more difficult and work intensive to liquidate, and a substantial portion of it is impaired. Many of the borrowers have missed payments, including balloon obligations, or are otherwise in default. We have been in workout mode for several years on many of these transactions, and we anticipate that those efforts will continue to produce results, as they have in prior years. As a result, we anticipate additional runoff within this portfolio during 2005. Because this portfolio has been marked down more heavily, a greater potential exists for recoveries above current carrying values. Those recoveries, however, may only occur sporadically and will not be sufficient to eliminate the shortfall.

In our transportation portfolio ($294 million year-end carrying value), many of those assets are older-vintage aircraft, which often have outdated equipment and lower fuel efficiency, and consequently are not favored by commercial airlines. We currently market our aircraft, either in whole or in parts to carriers and repair facilities throughout the world. The potential for substantial recoveries on those assets continues to be hampered by the uncertainty in the airline industry. Although the market for some of those aircraft strengthened in 2004 and early 2005, that market could change at any time. A market for many of these assets may never fully return. We continue to patiently work on those assets and wait for opportune moments to sell or lease them. Nevertheless, we do not have sufficient assets in the transportation, or any other of our portfolios, to eliminate our shortfall.

Looking Ahead

Our orderly liquidation of FINOVA is nearing completion. We have successfully liquidated over 90% of our portfolio, which was approximately $7.6 billion when we emerged from bankruptcy.

We expect to continue our present course by seeking to maximize the value of our assets through the orderly collection or sale of the financial assets in our portfolio. We continually seek to market these assets, individually or in blocks, but have refrained from selling the assets when we generally believe that we can do better collecting ourselves. As permitted, we will retain sufficient cash to fund operating expenses and certain other items such as interest payments and existing customer commitments. The remainder, or "excess cash," is being used to satisfy principal obligations to our Note holders.

We manage FINOVA's operations to maximize the return to Note holders, who hold the senior secured interest in our assets. One of our many challenges is to continue to reduce our operating expenses as cash flows generated from the portfolio decline, and to do so without eliminating the personnel we need to carry out our orderly liquidation. Certain "legacy" costs, however, such as the burdens of remaining a public company, compliance with the requirements of the Sarbanes-Oxley Act and other requirements, impact our ability to reduce those expenses.

No Stockholder Payments/Bankruptcy Court Motion

While the Indenture governing our Senior Notes contemplated that we would make payments to our stockholders as we repay the Senior Notes, we have not made those payments. Those stockholder distributions are prohibited due to our present financial condition. Stockholders should not expect any payments or return on their common stock. Those funds are currently being held in a segregated account (the "Restricted Account") pending their final disposition. However, we anticipate that those funds will eventually be paid to our creditors, not the stockholders. If the funds were to be paid to the stockholders, affiliates of Berkadia (which are owned by Berkshire Hathaway and Leucadia), as owner of 50% of FINOVA's stock, would receive half those payments. Nevertheless, Berkadia has advised us that it does not believe it is entitled to those payments when FINOVA cannot satisfy its obligations to its creditors.

As noted in the enclosed Notice, FINOVA has filed a motion in the United States Bankruptcy Court for the District of Delaware (which is the court in which the FINOVA reorganization proceedings have taken place), seeking an order that (1) FINOVA no longer needs to direct funds into the Restricted Account, and (2) FINOVA may use the funds in the Restricted Account to satisfy its obligations to creditors. Interested parties seeking to intervene in those proceedings must do so by filing a response to FINOVA's motion no later than the date indicated in the notice, in accordance with the Bankruptcy Court's rules and applicable law. That notice also includes the scheduled date of the hearing on this matter.

No Restructuring Plan Contemplated

Note holders and others have contacted us to inquire whether FINOVA intends to propose a restructuring plan. As we noted last year, the Board remains willing to consider legitimate proposals presented by Note holders or others, but is not currently formulating a restructuring plan intended to enable FINOVA to emerge as a healthy company. Any reorganization or bankruptcy proceedings could eliminate the stock ownership in FINOVA held by stockholders and could affect the rights of creditors, as well.

Many obstacles exist to creation of a viable restructuring plan. A restructuring presumes a sensible business plan emerging from that process. In light of FINOVA's dwindling asset base, the composition of our remaining assets and the competitive environment, we believe it would be difficult in these circumstances to develop a business model that can produce returns to the creditors and/or new investors greater than that expected from the present course. Absent that, or a substantial new investment in FINOVA, we imagine it would be difficult to obtain the requisite approval to restructure the present debt obligations. The task becomes more difficult as the portfolio continues to shrink.

We anticipate that when all or substantially all of the assets of FINOVA have been liquidated, that we will need to wind-up the affairs of the Company. We are analyzing potential methods of doing so, which might involve a sale of all or substantially all the assets, an assignment for the benefit of our creditors, or some other proceeding, any of which may or may not be in conjunction with bankruptcy or state law liquidation proceedings. We cannot predict the timing or nature of that final wind-up, but are working towards accomplishing that end in a prudent manner.

Net Operating Loss Carryforwards

Some investors have speculated that additional value could be realized from FINOVA's net operating loss carryforwards ("NOL"), in that the NOL could be used to offset taxable income. We caution investors to carefully evaluate applicable tax regulations, which restrict the ability to transfer or use NOLs in a variety of circumstances. Our financial statements do not anticipate using the NOLs for those and other reasons.

Thanks to Our Employees

We want to again express our sincere appreciation and gratitude to the dedicated employees of FINOVA, who continue to perform admirably, despite the difficult circumstances associated with working for a liquidating company. Their experience, knowledge and commitment have helped us achieve the excellent results thus far in our efforts to maximize realization from the portfolio. We are convinced that the Note holders are directly benefiting from their professionalism, ingenuity and innovative ways of creating value from our portfolio.

As we discussed in the attached Annual Report, we anticipate further significant reductions in the number of employees during 2005, including the departure of our Chief Operating Officer, Glenn Gray, 7 members of his senior team and almost half of the remaining workforce. Glenn and his team provided outstanding leadership to FINOVA during the past few years, helping to keep FINOVA's employees focused on the orderly liquidation for the benefit of the creditors. We will miss each of them and thank every current and former FINOVA employee for his or her efforts on behalf of the Company and its constituents.
/s/ Ian M. Cumming Ian M. Cumming Chairman	/s/ Joseph S. Steinberg Joseph S. Steinberg President	/s/ Thomas E. Mara Thomas E. Mara Chief Executive Officer

Item 8.01. Other Events.

On April 1, 2005, FINOVA filed a motion in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), seeking clarification of FINOVA's Plan of Reorganization regarding FINOVA's obligations to make distributions for the benefit of shareholders equal to 5% of available cash after payment of certain expenses. That motion is discussed above under "Looking Ahead -- No Stockholder Payments/Bankruptcy Court Motion" and in the following notice.

On April 7, 2005, the Bankruptcy Court approved the form of Notice of those proceedings, which is to be issued to FINOVA's shareholders of record as of March 21, 2005, as well as to the public through this report. A copy of that notice appears below:

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re:	Chapter 11
FINOVA capital corporation, Reorganized Debtor.	Case No. 01-0698 (PJW)

NOTICE OF HEARING AND MOTION FOR AN ORDER UNDER BANKRUPTCY
CODE SECTION 1141 CLARIFYING PROVISION OF CONFIRMED PLAN

TO: ALL PARTIES IN INTEREST(1)

PLEASE TAKE NOTICE that on April 1, 2005 the above-captioned Reorganized Debtor filed the Motion for an Order Under Bankruptcy Code Section 1141 Clarifying Provision of Confirmed Plan (the "Clarification Motion") (2) with the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801 (the "Bankruptcy Court").

PLEASE TAKE NOTICE that the Clarification Motion arises out of the following circumstances: Under the Third Amended and Restated Joint Plan of Reorganization of Debtors under chapter 11 of the Bankruptcy Code, dated June 13, 2001 (together with the Indenture (3) and other supporting documents incorporated therein, the "Plan"), the Reorganized Debtor, along with its affiliates (collectively, the "Reorganized Debtors"), must retain 5% of cash from operations remaining after payment of certain expenses and obligations (the "Available Cash") for distribution to the equity shareholders of The FINOVA Group Inc. (the "Equity Interests"), but may not make those distributions if, among other reasons, the distributions are not permitted by applicable law. Because of the financial condition of the Reorganized Debtors, the Board of Directors of The FINOVA Group Inc. (the "Board") previously determined that those distributions were not permitted under Delaware law, and those funds were placed in a segregated account (the "Segregated Account"). Recently, the Board has determined that there is no reasonable chance that distributions can ever be made to the Equity Interests. For this reason, the Clarification Motion seeks an order of the Bankruptcy Court authorizing the Reorganized Debtors (i) to cease depositing 5% of the Available Cash into the Segregated Account for the benefit of the Equity Interests and (ii) to use those funds in the Segregated Account in their businesses to pay expenses, debts and other obligations.

PLEASE TAKE FURTHER NOTICE a hearing on the Clarification Motion will be held on June 10, 2005 at 9:30 a.m. before the Bankruptcy Court (6th Floor, Courtroom 2).

PLEASE TAKE FURTHER NOTICE that any responses or objections to the Clarification Motion must be in writing, filed with the Clerk of the Bankruptcy Court, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801, and served upon and received by the undersigned counsel on or before 4:00 p.m. on June 3, 2005.

IF NO OBJECTIONS TO THE CLARIFICATION MOTION ARE TIMELY FILED, SERVED, AND RECEIVED IN ACCORDANCE WITH THIS NOTICE, THE BANKRUPTCY COURT MAY GRANT THE RELIEF REQUESTED IN THE CLARIFICATION MOTION WITHOUT FURTHER NOTICE OR HEARING.

(1) Consistent with the Court's Order Limiting Notice and Approving Form of Notice dated April 6, 2005 (the "Order"), the Reorganized Debtor is serving copies of this Notice on (i) the Office of the United States Trustee, (ii) the Bank of New York as Trustee under the Indenture governing the terms of the 7.5% Senior Secured Notes Maturing 2009 with Contingent Interest Due 2016 of The FINOVA Group Inc., (iii) the Securities and Exchange Commission ("SEC"), (iv) the Equity Holders by inclusion in proxy materials sent to Equity Holders of record as of March 21, 2005, and (v) the public by the inclusion of this Notice in a Current Report on SEC Form 8-K to be filed with the SEC.

(2) A copy of the Clarification Motion can be obtained at www.finova.com.

(3) A copy of the Indenture may be obtained at http://www.finova.com/aboutfinova/docs/indenture/pdf.

Dated: April 7, 2005
Wilmington, Delaware
Mark D. Collins (I.D. #2981) Rebecca L. Booth (I.D. #4031) One Rodney Square P.O. Box 551 Wilmington, Delaware 19899	Jonathan M. Landers Janet M. Weiss GIBSON, DUNN & CRUTCHER LLP 200 Park Avenue New York, New York 10166-0193

ATTORNEYS FOR THE REORGANIZED DEBTOR

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FINOVA GROUP INC.
Date: April 8, 2005	By:	/s/ Richard Lieberman Richard Lieberman Senior Vice President General Counsel & Secretary